UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Polaris Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

[Form of email notice sent to Polaris employee shareholders]
Date: March 10, 2010
RE: Polaris 2010 Proxy Vote & Annual Meeting Materials
Dear Polaris Employee Shareholder:
As a Polaris shareholder your Proxy vote is very important.
This e-mail provides the information you will need to view the Annual Meeting materials online, vote your shares, and print a copy of the materials.
To view the Polaris Industries Inc. Proxy Statement and 2009 Annual Report, please connect to the electronic access site at www.proxydocs.com/PII. At any time following receipt of this notice, you may request a paper copy of the Annual Report and/or Proxy Statement by contacting the Corporate Secretary’s office at (763) 542-0506 or stacy.bogart@polarisind.com. Hard copies of these documents will also be available for pick-up at each Polaris location from HR or the Reception area.
To vote your Polaris shares and for voting instructions please connect to the Polaris secure electronic voting site at http://www.ematerials.com/pii. To record your vote you will need to have available the following important numbers:
•	Polaris Company Code: XXX
•	Personal eleven-digit Control Number: XXXXXXXXXXX
•	Last four digits of your Social Security Number
As a Polaris shareholder, your vote is very important. Please vote your shares today.
Thank you,
Stacy Bogart
Vice President, General Counsel and Secretary

[Form of email notice sent by Wells Fargo to Polaris shareholders participating in electronic delivery of proxy materials]

Dear Shareholder:
Our records indicate that you consented to receive your Shareholder Meeting materials over the Internet. This e-mail provides the information you will need to view the 2010 Shareholder Meeting materials online and vote your shares.
Annual Report
Proxy Statement
To view your materials and voting instructions and vote your shares please connect to the electronic access site at http://www.ematerials.com/pii.
To record your vote you will need to have available the following important numbers:
Your company number: XXX
Your personal eleven-digit control number: XXXXXXXXXXX
The last four digits of your Social Security number or US Tax Identification number
As a Shareholder your vote is very important. Please vote your shares today.
Thank You